                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     TROPICAL SPORTSWEAR INT'L CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   [TSI LOGO]
                              4902 W. WATERS AVENUE
                            TAMPA, FLORIDA 33634-1302


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD FEBRUARY 5, 1998


To the Shareholders of Tropical Sportswear Int'l Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Tropical Sportswear Int'l Corporation (the "Company") will be held at the offices of the Company, 4902 W. Waters Avenue, Tampa, Florida, on Thursday, February 5, 1998 at 10:00 a.m.
Eastern Standard Time for the following purposes:

                  1. To elect two directors to hold office until the 2001 Annual Meeting of Shareholders and until each of their respective successors is duly elected and qualified; and

                  2. To transact any other business as may properly come before the Annual Meeting.

         Shareholders of record as of the close of business on December 26, 1997 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.


                                    By Order of the Board of Directors,


                                    MICHAEL KAGAN
January 2, 1998                     Secretary

              YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION
       AT THE ANNUAL MEETING, PLEASE VOTE ON THE MATTERS TO BE CONSIDERED
      AT THE ANNUAL MEETING BY COMPLETING THE ENCLOSED PROXY AND MAILING IT
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   [TSI LOGO]
                              4902 W. WATERS AVENUE
                            TAMPA, FLORIDA 33634-1302




                                 PROXY STATEMENT




         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Tropical Sportswear Int'l Corporation (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, February 5, 1998 at 10:00 a.m. Eastern Standard Time, or any adjournment thereof.

         If the accompanying proxy form ("Proxy") is completed, signed and returned, the shares represented thereby will be voted at the Annual Meeting. The giving of the Proxy does not affect the right to vote in person should the shareholder be able to attend the Annual Meeting. The shareholder may revoke the Proxy at any time prior to the voting thereof.

         The Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1997 ("Fiscal 1997"), together with this Proxy Statement and the Proxy, are first being mailed on or about January 2, 1998 to shareholders entitled to vote at the Annual Meeting.


                          SHAREHOLDERS ENTITLED TO VOTE

         Shareholders of record as of the close of business on December 26, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At that date, there were 7,600,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting who will also determine whether a quorum is present for the transaction of business. The Company's Amended and Restated Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved.

         Under Florida law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

         Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed Proxies will be voted FOR each proposal listed in the Notice of Annual Meeting of Shareholders which are set forth more completely herein. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

         Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by: (i) filing with the Secretary of the Company written notice thereof; (ii) submitting a duly executed Proxy bearing a later date; or
(iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting. Proxies solicited hereby will be returned to the Board of Directors and will be tabulated by the inspector of elections designated by the Board of Directors who will not be employed by the Company or any of its affiliates.

         The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mails, by directors, officers and regular employees of the Company without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.


                          ITEM 1: ELECTION OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE NOMINEES. PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

         The Company's Board of Directors is divided into three classes, with each class serving three-year terms expiring at the third annual meeting of shareholders after their elections. Two directors are to be elected at the Annual Meeting to hold office for a term of three years expiring at the 2001 Annual Meeting of Shareholders, and until each of their respective successors shall have been duly elected and qualified. In the event either of such nominees is unable to serve, the person designated as proxy will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named below will be unavailable, or if elected, will decline to serve.

         Pursuant to the Company's Amended and Restated Articles of Incorporation (the "Articles"), Accel, S.A. de C.V. ("Accel") currently has the right to nominate two persons to stand for election to the Company's seven-member Board of Directors. In addition, separate family partnerships controlled by William W. Compton, Chairman of the Board and Chief Executive Officer of the Company, and Michael Kagan, Vice Chairman of the Board, Executive Vice President, Chief Financial Officer, Treasurer and Secretary, respectively, each currently has the right to nominate one person to stand for election to the Company's seven-member Board of Directors. The nomination of Mr. Kagan for election as a director was made by the Board of Directors of the Company, although Mr. Kagan also constitutes the nominee of the family limited partnership controlled by him pursuant to its rights under the Articles. Moreover, pursuant to a shareholders' agreement among Accel and Messrs. Compton and Kagan and their respective family limited partnerships, all shares of Common Stock owned or controlled by such persons or entities will be voted in favor of the election of Mr. Kagan as a director.

         Certain information is given for the nominees for directors, as well as for each director whose term of office will continue after the Annual Meeting.


                  NOMINEES FOR DIRECTORS - TERMS TO EXPIRE 2001

MICHAEL KAGAN
Mr. Kagan, age 58, has served as Vice Chairman of the Board, Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director of the Company and its predecessors since November 1989. He has more than 30 years experience in the apparel industry. Prior to joining the Company, Mr. Kagan served as Senior Vice President of Finance for Munsingwear, Inc. and as Executive Vice President and Chief Operating Officer of Flexnit Company, Inc., a manufacturer of women's intimate apparel.

LEON H. REINHART
Mr. Reinhart, age 55, has served as a Director of the Company since August 1997. Mr. Reinhart has been President, Chief Executive Officer and a director of First National Bank based in San Diego, California since May 1996. Prior to such time, he served as Chief Credit Officer and Deputy General Manager of Citibank Mexico from 1988 through April 1996. Mr. Reinhart's experience includes more than twenty years as a financial executive with Citibank, N.A. and its affiliates in a variety of domestic and international positions.


              DIRECTORS CONTINUING IN OFFICE - TERMS TO EXPIRE 1999

LESLIE J. GILLOCK
Ms. Gillock, age 41, has served as a Director of the Company since August 1997. She has served in various capacities with Fruit of the Loom, Inc. since 1978, including Vice President of Marketing since March 1995, Director of Marketing from January 1993 through February 1995, and Marketing Manager for Intimate Apparel from January 1989 through December 1992. She has over 19 years experience in the apparel industry.

DONALD H. LIVINGSTONE
Mr. Livingstone, age 54, has served as a Director of the Company since August 1997. He has been a Teaching Professor at the Brigham Young University Marriott School of Management and the Director of its Center for Entrepreneurship since September 1994. From 1976 through March 1995, he was a partner with Arthur Andersen LLP. He joined Arthur Andersen LLP in 1966.

ELOY S. VALLINA-LAGUERA
Mr. Vallina-Laguera, age 59, has served as a Director of the Company and its predecessors since November 1989. He has been Chairman of the Board of Accel, S.A. de C.V. ("Accel") and its predecessor, Grupo Chihuahua, S.A. de C.V. ("Grupo Chihuahua"), since its inception in 1979. Accel is a publicly traded Mexican holding company having subsidiaries engaged in warehousing, distribution and manufacturing. Mr. Vallina-Laguera has been Chairman of the Board of Elamex, S.A. de C.V. ("Elamex"), a manufacturing company controlled by Accel, since 1990. He is also Chairman of Kleentex Corp. Mr. Vallina-Laguera was Chairman of Banco Commercial Mexicano, later Multibanco Comermex, one of Mexico's largest commercial banks at that time, from 1971 until its expropriation in 1982.


              DIRECTORS CONTINUING IN OFFICE - TERMS TO EXPIRE 2000

JESUS ALVAREZ-MORODO
Mr. Alvarez-Morodo, age 51, has served as a Director of the Company and its predecessors since November 1989. He has been Vice Chairman of the Board of Elamex since 1995 and a Director since 1990. He has been President and Chief Executive Officer of Accel since 1992 and has held various positions with Accel and its predecessor, Grupo Chihuahua, and its subsidiaries since 1982, including Vice President from 1989 to 1992 and Director since 1997. Mr. Alvarez-Morodo was a Director of El Paso State Bank from 1989 to 1992.

WILLIAM W. COMPTON
Mr. Compton, age 53, has served as Chairman of the Board, Chief Executive Officer and a Director of the Company and its predecessors since November 1989. He also served as President of the Company and its predecessors from November 1989 to November 1994. Mr. Compton has over 28 years of experience in the apparel industry. Prior to joining the Company, he served as President and Chief Operating Officer of Munsingwear, Inc., an apparel manufacturer and marketer, President/Executive Vice President of Corporate Marketing for five apparel divisions of McGregor/Faberge Corporation and President, U.S.A. and a director of Farah Manufacturing Corporation, a men's apparel manufacturer. Mr. Compton currently serves on the Board of Directors of the Brigham Young University Marriott School of Management.



                               BOARD OF DIRECTORS

GENERAL

         The Board of Directors held nine meetings during the fiscal year ended September 27, 1997. The Board of Directors also took certain actions by unanimous written consent in lieu of a meeting, as permitted by Florida law. All of the current directors attended all meetings of the Board of Directors held during the respective periods that they served in such capacity during the fiscal year ended September 27, 1997.

DIRECTOR COMPENSATION

         Directors who are executive officers of the Company receive no compensation as such for service as members of either the Board of Directors or committees thereof. Directors who are not executive officers of the Company receive $1,000 per Board and/or committee meeting attended, plus reimbursement of reasonable expenses. The outside directors are also eligible to receive options to purchase Common Stock under the Company's Non-Employee Director Stock Option Plan. See "Executive Compensation-Stock Option Plans."

COMMITTEES OF THE BOARD

         The Board of Directors has established committees whose responsibilities are summarized as follows. These committees were formed in conjunction with the Company's initial public offering subsequent to the close of the fiscal year ended September 27, 1997 and, therefore, had no meetings during that year.

AUDIT COMMITTEE. The Audit Committee is comprised of Messrs. Alvarez-Morodo and Livingstone and Ms. Gillock, and is responsible for reviewing the independence, qualifications and activities of the Company's independent certified public accountants and the Company's financial policies, control procedures and accounting staff. The Audit Committee recommends to the Board the appointment of the independent certified public accountants and reviews and approves the Company's financial statements. The Audit Committee is also responsible for the review of transactions between the Company and any Company officer, director or entity in which a Company officer or director has a material interest.

COMPENSATION COMMITTEE. The Compensation Committee is comprised of Messrs. Compton, Reinhart and Vallina-Laguera and Ms. Gillock, and is responsible for establishing the compensation of the Company's directors, officers and other managerial personnel, including salaries, bonuses, termination arrangements, and other executive officer benefits.

STOCK OPTION COMMITTEE. The Stock Option Committee is comprised of Ms. Gillock and Messrs. Reinhart and Vallina-Laguera. The Stock Option Committee is responsible for the administration of both the Company's Employee Stock Option Plan, including the recipients, amounts and terms of stock option grants thereunder, and the Company's 1996 Stock Option Plan.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors, certain officers and beneficial owners of more than 10% of a class of securities registered under the Exchange Act to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission"). The Company's Common Stock was registered pursuant to Section 12 of the Exchange Act in late October 1997 in connection with the Company's initial public offering. Consequently, the Company's directors, officers and beneficial owners of more than 10% of the Common Stock were not subject to the reporting requirements under Section 16(a) of the Exchange Act during the fiscal year ended September 27, 1997.

                            PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date, with respect to: (i) each of the Company's directors; (ii) each of the Company's executive officers named in the Summary Compensation Table below; (iii) all directors and executive officers of the Company as a group; and (iv) each person known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

                                                           Beneficially Owned
                                                        -----------------------
  Name                                                    Shares       Percent
  ----                                                  ----------    ---------
  William W. Compton (1)                                  946,233       12.4%
  Richard J. Domino (2)                                     4,767        *
  Michael Kagan (3)                                       567,100        7.5
  Jesus Alvarez-Morodo (4)(5)                           1,600,450       21.1
  Eloy S. Vallina-Laguera (4)(5)                        1,600,450       21.1
  Leslie J. Gillock (4)                                       200        *
  Donald H. Livingstone (4)                                 1,000        *
  Leon H. Reinhart (4)                                        ---        *
  Accel, S.A. de C.V. (5)                               1,600,450       21.1

  All directors and officers as a group (8 persons)     3,119,750       41.0

----------------------------
*     Less than 1%.


(1) Includes 216,000 shares held by the Compton Family Limited Partnership. Includes 7,833 shares of Common Stock issuable upon the exercise of vested stock options. Does not include 120,067 shares of Common Stock issuable upon the exercise of nonvested stock options. The business address of Mr. Compton is 4902 W. Waters Avenue, Tampa, Florida 33634.
(2) Includes 2,667 shares of Common Stock issuable upon the exercise of vested stock options. Does not include 40,633 shares of Common Stock issuable upon the exercise of nonvested stock options. Includes 100 shares held as custodian for the benefit of his minor children.
(3) Includes 562,500 shares held by the Kagan Family Limited Partnership. Includes 4,600 shares of Common Stock issuable upon the exercise of vested stock options. Does not include 70,300 shares of Common Stock issuable upon the exercise of nonvested stock options. The business address of Mr. Kagan is 4902 W. Waters Avenue, Tampa, Florida 33634.
(4) Does not include 10,000 shares of Common Stock issuable upon the exercise of nonvested stock options.
(5) Consists of shares held by Accel. Mr. Vallina-Laguera owns directly 130,862,957 shares, or 37.6%, of the outstanding common stock of Accel. In addition, he controls companies that hold 46,414,851 shares, or 13.3%, of the outstanding common stock of Accel. Mr. Alvarez-Morodo is the President and Chief Executive Officer of Accel. The business address of Mr. Vallina-Laguera is Av. Zarco No. 2401., Col. Zarco, Chihuahua, Chih., Mexico, and the business address of Mr. Alvarez-Morodo and Accel is Virginia Fabregas No. 80, Col. San Rafael, 06470 Mexico, D.F.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth certain information concerning compensation paid to or earned by the Company's Chief Executive Officer and the Company's two other most highly compensated executive officers who earned more than $100,000 for the fiscal years ended September 27, 1997 and September 28, 1996.



                                   FISCAL                             NUMBER OF        ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY           BONUS    OPTIONS       COMPENSATION
---------------------------         ----     ------           -----    -------       ------------

William W. Compton                  1997    $390,000        $429,000   23,500       $ 32,640 (1)(2)
  Chairman of the Board and         1996     336,985         387,200       --
  Chief Executive Officer                                                             31,522 (1)(2)

Richard J. Domino                   1997     225,000         225,000    8,000                --
  President                         1996     191,346         200,000       --                --

Michael Kagan                       1997     215,000         172,000   13,800       $ 19,343 (2)(3)
  Vice Chairman of the Board,       1996     192,000         153,600       --
  Executive Vice President,                                                           19,343 (2)(3)
  Chief Financial Officer,
  Treasurer and Secretary

--------------------

(1)  Includes $25,000 in director's fees for each of fiscal 1997 and fiscal
         1996 and $7,640 and $6,522 in grossed up premiums for term life insurance for fiscal 1997 and fiscal 1996, respectively, for the benefit of Mr. Compton and his family.
(2) Directors who are executive officers of the Company no longer receive compensation as such for service as members of either the Board of Directors or committees thereof.
(3)  Includes $15,000 in director's fees for each of fiscal 1997 and fiscal
         1996 and $4,343 in grossed up premiums for term life insurance for each of fiscal 1997 and fiscal 1996, respectively, for the benefit of Mr. Kagan and his family.

OPTION GRANTS IN FISCAL 1997 AND YEAR-END OPTION VALUES

   The following table sets forth information with respect to grants of stock options during the fiscal year ended September 27, 1997 to the executive officers named in the Summary Compensation Table and the year-end value of unexercised options held by such executive officers. No options were outstanding prior to such fiscal year and no options were exercised during such fiscal year.


                                                                     Executive Officer
                                            ----------------------------------------------------------------
                                            William W. Compton       Richard J. Domino         Michael Kagan
                                            ------------------       -----------------         -------------

Individual Grants:
    Options Granted (1)                              23,500                 8,000                  13,800
    % of Total Options Granted to
        Employees in Fiscal 1997                       39.2                  13.3                    23.0
    Exercise Price Per Share                $         10.50                 10.50                   10.50
    Expiration Date                                12/18/06              12/18/06                12/18/06

Potential Realizable Value at Assumed
    Annual Rates of Stock Price
    Appreciation for Option Terms:
         5% (2)                             $       155,100                52,800                  91,080
        10% (2)                             $       393,155               133,840                 230,874

Unexercisable Options at Year End (3)                23,500                 8,000                  13,800

Value of Unexercisable In-The-Money
    Options at Year End (3) (4)             $        35,250                12,000                  20,700

--------------------
(1) Options granted under the Company's 1996 Stock Option Plan are exercisable by the named executive officer to the extent of 33-1/3% of the shares subject to such options each year beginning one year after the date of grant subject to certain conditions.
(2) Assumes rates of Common Stock price appreciation that are prescribed by the United States Securities and Exchange Commission.
(3) All options issued were unexercisable at Fiscal 1997 year-end.
(4) Represents the number of shares of Common Stock that may be acquired upon the exercise of options, multiplied by the difference between (i) the initial public offering price of the Common Stock on October 28, 1997 ($12.00) and (ii) the exercise price per share.

EMPLOYMENT AGREEMENTS

   Prior to its initial public offering, the Company had separate employment agreements with each of Messrs. Compton, Kagan and Domino. Under these agreements, Messrs. Compton, Kagan and Domino were entitled to annual base salaries of $390,000, $215,000, and $225,000, respectively, in Fiscal 1997. In addition, Mr. Compton and Mr. Kagan were entitled to receive annual bonuses based on the Company's earnings before interest payments and income taxes.

   The Company has entered into new employment agreements with each of Messrs. Compton, Kagan and Domino, which became effective as of the completion of the initial public offering in October 1997. The employment agreement with Mr. Compton provides for an initial term of five years, with automatic renewals beginning at the end of the third year such that there shall remain at all times thereafter a rolling two-year term of employment. Notwithstanding the foregoing, in the event the agreement has not otherwise been terminated, it will terminate automatically at the end of the Company's fiscal year in which Mr. Compton reaches age 65. The agreement provides for an annual base salary (currently $448,500) subject to a minimum annual increase equal to the increase in the Consumer Price Index for all Urban Consumers--All Items Index for Tampa, Florida ("CPI") for the immediately preceding twelve months. Mr. Compton is also entitled to an annual performance bonus of up to 110% of his base salary based on a comparison of the Company's average return on total capital employed over a four-year period as compared to an average target return on total capital as calculated for a select group of publicly traded apparel companies over the same period. To the extent authorized by the Board, Mr. Compton also shall be entitled to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

   The agreement may not be terminated by the Company prior to January 1, 1999 for any reason other than cause (as defined therein) or Mr. Compton's death or disability. If the agreement is terminated by the Company on or after January 1, 1999, for any reason other than cause or Mr. Compton's death or disability, the Company shall pay Mr. Compton a one-time, lump sum severance payment equal to the product of (i) the greater of two and the number of years (rounded to the nearest 1/12th of a year) remaining in the initial five-year term and (ii) the sum of Mr. Compton's average annual base salary and average annual bonus for the preceding three years. During the two-year period following termination of employment other than as a result of disability, Mr. Compton shall not engage in or have any impermissible financial interest in any business that is engaged in the merchandising, manufacturing, distribution or marketing of men's casual pants, shorts or jeans.

   The agreement also provides for a one-time, lump sum severance payment, in lieu of any other severance payment, if Mr. Compton elects to terminate his employment with the Company either for "good reason" (as defined therein) or upon a "change of control" of the Company. Upon termination for "good reason," the severance payment will equal the product of (i) the greater of two and the number of years (rounded to the nearest 1/12th of a year) remaining in the initial five-year term and (ii) the sum of Mr. Compton's average annual base salary and average annual bonus for the preceding three years. Upon termination upon a "change of control," the severance payment will equal, depending on the extent of the change of control, either (a) two times Mr. Compton's average annual base salary for the preceding three years or (b) two times the sum of Mr. Compton's average annual base salary and average annual bonus for the preceding three years. Under the agreement, a "change of control" shall be deemed to have occurred if (i) any person (other than certain exempt persons, including Messrs. Compton and Kagan, Accel, the Company and their respective affiliates and associates) beneficially owns 25% or more of the outstanding shares of voting capital stock or (ii) immediately following the sale or transfer of substantially all of the Company's assets, or the merger or consolidation of the Company with or into another person, any person (other than certain exempt persons) shall beneficially own 25% or more of the surviving or acquiring person.

   The Company's employment agreement with Mr. Kagan is substantially the same as Mr. Compton's except that Mr. Kagan's current annual base salary is $247,250 and his maximum annual performance bonus equals 80% of his base salary.

   The Company's employment agreement with Mr. Domino provides for an initial term of three years, with automatic renewals beginning at the end of the second year such that there shall remain at all times thereunder a rolling one-year term of employment. Notwithstanding the foregoing, in the event the agreement has not been otherwise terminated, it will terminate automatically at the end of the Company's fiscal year in which Mr. Domino reaches age 65. The agreement provides for an annual base salary (currently $258,750) subject to a minimum annual increase equal to the increase in the CPI for the immediately preceding twelve months. Mr. Domino is also entitled to an annual performance bonus of up to 100% of his base salary. To the extent authorized by the Board, Mr. Domino shall be entitled to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

   The agreement provides that, if Mr. Domino's employment is terminated without cause (as defined therein) by the Company, he shall be entitled to severance payments, payable biweekly, at his annual base salary rate at the time of termination until the earlier of (i) the date he obtains new employment and (ii) the end of the remaining term under the employment agreement. In the event Mr. Domino obtains new employment prior to the end of the remaining term under the employment agreement, he shall be entitled to receive biweekly from the Company the difference between his annual base salary rate at the time of termination and his annual cash compensation rate from his new employment. The agreement further provides that, if Mr. Domino resigns or is terminated for cause, he will not, during the one-year immediately following such termination, engage in or have any impermissible financial interest in any business that is engaged in the merchandising, manufacturing, distribution or marketing of men's casual pants, shorts or jeans.

STOCK OPTION PLANS

   The Company currently maintains two stock option plans to attract, motivate and retain key employees and members of the Board of Directors who are not employees of the Company.

EMPLOYEE STOCK OPTION PLAN. The Company's Employee Stock Option Plan (the "Employee Plan") provides for the grant of incentive or nonqualified stock options to purchase up to 500,000 shares of Common Stock. In October 1997, the executive officers named in the Summary Compensation Table were granted options to purchase a total of 200,800 shares of Common Stock at $12.00 per share as follows: William W. Compton, 104,400 shares; Michael Kagan, 61,100 shares; and Richard J. Domino, 35,300 shares. All employees of the Company as a group, including these executive officers, have been granted options to purchase a total of 300,000 shares of Common Stock at $12.00 per share. All of such options expire on October 28, 2007, the tenth anniversary of the date of grant. Options shall become exercisable over a period of three years in equal amounts.


NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. The Company's Non-Employee Director Stock Option Plan (the "Non-Employee Plan") provides for the grant of nonqualified stock options to purchase up to 200,000 shares of Common Stock to members of the Board of Directors who are not employees of the Company. Each non-employee director was granted options to purchase 10,000 shares of Common Stock at $12.00 per share in conjunction with the October 1997 initial public offering. Thereafter, on the date on which an outside director is initially elected or appointed, he or she shall automatically be granted options to purchase 10,000 shares of Common Stock. Each outside director also shall be granted options to purchase 10,000 shares of Common Stock on the day following each annual meeting of shareholders at which such outside director is re-elected. All options granted will have an exercise price equal to the then fair market value of the Common Stock and will expire on the tenth anniversary of the date of grant. Options shall become exercisable over a period of three years in equal amounts. The Non-Employee Plan is a formula plan and accordingly is intended to be self-governing. To the extent that questions of interpretation arise, they will be resolved by the Board of Directors.

1996 STOCK OPTION GRANTS. On December 18, 1996, the Company adopted the 1996 Stock Option Plan (the "1996 Plan"). Pursuant to the 1996 Plan, options to purchase (after giving effect to the reorganization of the Company) 60,000 shares of Common Stock at a price per share of $10.50 were granted to employees of the Company, including the executive officers named in the Summary Compensation Table. The executive officers named in the Summary Compensation Table received options to purchase a total of 45,300 shares of Common Stock as follows: William W. Compton, 23,500 shares; Michael Kagan, 13,800 shares; and Richard J. Domino, 8,000 shares. All of such options will expire on the tenth anniversary of the date of grant. The options shall become exercisable over a period of three years in equal amounts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Compensation Committee was established in connection with the Company's initial public offering in October 1997. The members of the Compensation Committee are Messrs. Compton, Reinhart and Vallina-Laguera and Ms. Gillock. Except for Messrs. Compton and Kagan, no officer or employee of the Company participated in deliberations of the Board of Directors concerning executive officer compensation during the fiscal years ended September 27, 1997 and September 28, 1996.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

   Under the rules of the Commission, the Company is required to provide certain information concerning compensation of the Company's chief executive officer and its executive officers reported for the fiscal year ended September 27, 1997. The disclosure requirements for the executive officers include the use of tables and a report of the committee responsible for compensation decisions for the named executive officers, explaining the rationale and considerations that led to those compensation decisions. The Compensation Committee of the Board of Directors was not formed until October 1997. Prior to such time, the Board was responsible for these decisions.


COMPENSATION COMMITTEE ROLE

   The Compensation Committee and the Stock Option Committee currently are responsible for separate aspects of the Company's compensation program for its executive officers, including the named executive officers. The Compensation Committee is responsible for establishing the compensation of the Company's directors, officers and other managerial personnel, including salaries, bonuses, termination arrangements and other executive officer benefits. The Stock Option Committee is responsible for the administration of both the Employee Plan, including the recipients, amounts and terms of stock option grants thereunder, and the 1996 Plan. Prior to the formation of the Compensation Committee and the Stock Option Committee in connection with the Company's initial public offering in October 1997, the entire Board of Directors performed these functions.

COMPENSATION PHILOSOPHY

   The compensation philosophy for executive officers conforms generally to the compensation philosophy followed for all of the Company's employees. The Company's compensation is designed to maintain executive compensation programs and policies that enable the Company to attract and retain the services of highly qualified executives. In addition to base salaries, executive compensation programs and policies consisting of performance-based and discretionary cash bonuses and periodic grants of stock options are designed to reward and provide incentives for individual contributions as well as overall Company performance.

   The Compensation Committee monitors the operation of the Company's executive compensation policies. Key elements of the Company's compensation program consists of base salary, annual cash bonuses and periodic grants of stock options. The Company's policies with respect to these elements, including the basis for the compensation awarded the Company's chief executive officer, are discussed below. While the elements of compensation described below are considered separately, the Board of Directors and Compensation Committee take into account the full compensation package offered by the Company to the individual, including healthcare and other insurance benefits.

   Base Salaries. The Company has established competitive annual base salaries for all officers, including the named executive officers. Effective as of the initial public offering, the Company entered into new employment agreements with each of its executive officers. The employment agreement for each of Messrs. Compton and Kagan provides for an initial term of five years, with automatic renewals. The employment agreement for Mr. Domino provides for an initial term of three years, with automatic renewals. See "Executive Compensation-Employment Agreements." The annual base salaries for each of the Company's executive officers, including the Company's chief executive officer, reflect the subjective judgment of the Board of Directors based on the consideration of the executive officer's position and tenure with the Company, the Company's needs, and the executive officer's individual performance, achievements and contributions to the growth of the Company. The minimum annual percentage increase in base salary under each of the foregoing employment agreements is the percentage increase in the CPI.

   Mr. Compton's annual base salary as the Company's chief executive officer was $390,000 for Fiscal 1997. The Board of Directors and Compensation Committee believe that this annual base salary is consistent with the salary range established for this position based on the factors noted above and Mr. Compton's prior experience and managerial expertise, his knowledge of the Company's operations and the industry in which it operates.

   Annual Bonus. Pursuant to their respective employment agreements, each of the Company's executive officers is eligible for an annual cash bonus. Mr. Compton is entitled to an annual performance bonus of up to 110% of his base salary based on a comparison of the Company's average return on total capital employed over a four-year period as compared to an average target return on total capital as calculated for a select group of publicly traded apparel companies over the same period. Messrs. Kagan and Domino are entitled to similarly computed annual performance bonuses, except that Mr. Kagan's maximum annual bonus equals 80% of his base salary and Mr. Domino's maximum bonus equals 100% of his base salary. Under their prior employment agreements, Messrs. Compton and Kagan were entitled to receive annual cash bonuses based on the Company's earnings before interest payments and income taxes.

   The amount of the cash bonus paid to Mr. Compton as the Company's chief executive officer was $429,000 for the fiscal year ended September 27, 1997, and was determined in accordance with the provisions of his current employment agreement.

   Stock Options. Under the Company's Employee Plan, stock options may be granted to key employees, including executive officers of the Company. The Employee Plan is administered by the Stock Option Committee. The Stock Option Committee also administers the 1996 Plan.

   During the fiscal year ended September, 1997, options to purchase
(after giving effect to the reorganization of the Company) 23,500 shares of Common Stock were granted to Mr. Compton under the Company's 1996 Plan. The principal factors considered in determining the granting of stock options to executive officers of the Company, including the Company's chief executive officer, were the executive officer's tenure with the Company, his total cash compensation for the prior year, the executive officer's acceptance of additional responsibilities and his contributions toward the Company's attainment of strategic goals.

SECTION 162(M) LIMITATIONS

   Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Board of Directors' and Compensation Committee's commitment to link compensation with performance as described in this report, the Board of Directors and Compensation Committee currently intend to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Code.



         COMPENSATION COMMITTEE:

                         William W. Compton
                         Eloy J. Vallina-Laguera
                         Leslie J. Gillock
                         Leon H. Reinhart

December 17, 1997


   The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

The Audit Committee of the Board of Directors is responsible for reviewing all transactions between the Company and any officer or director of the Company or any entity in which an officer of director has a material interest. Any such transactions must be on terms no less favorable than those that could be obtained on an arms-length basis from independent third parties.

Pursuant to the underwriting agreement by and among the Company, Accel and Shakale Internacional, S.A., as Selling Shareholders, and the underwriters in connection with the Company's initial public offering, the Company and the Selling Shareholders jointly and severally agreed to indemnify the several underwriters or to contribute to losses arising out of certain liabilities, including liabilities under the Securities Act of 1933. The Company and the Selling Shareholders entered into a separate agreement which allocates between them certain liabilities which may arise under the underwriting agreement or otherwise in connection with the initial public offering. Such liabilities have been allocated to the Company, except to the extent that such liabilities arise out of certain information supplied by the Selling Shareholders or their affiliates in writing in connection with the initial public offering or out of certain representations and warranties or covenants and agreements made by them in the underwriting agreement.


                         INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has appointed Ernst & Young LLP as the Company's independent certified public accountants for fiscal 1998. A representative of Ernst & Young LLP will be present at the Annual Meeting. Such representative will be available to respond to appropriate questions and may make a statement if he or she so desires.

                              SHAREHOLDER PROPOSALS

   Proposals which shareholders intend to present at the 1999 Annual Meeting of Shareholders must be received by the Company no later than September 4, 1998 to be eligible for inclusion in the proxy material for that meeting.

                                  OTHER MATTERS

   Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

                                       By Order of the Board of Directors,



                                       MICHAEL KAGAN
                                       Secretary

                                                                       APPENDIX


                     1998 ANNUAL MEETING OF SHAREHOLDERS OF
                     TROPICAL SPORTSWEAR INT'L CORPORATION

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS


     The undersigned hereby appoints William W. Compton as proxy, with full power of substitution, to represent and to vote all shares of voting common stock of TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation (the "Company"), at the Annual Meeting of Shareholders of the Company to be held on Thursday, February 5, 1998 at 10:00 a.m., EST at any adjournment thereof, hereby revoking any and all proxies heretofore given.

     The proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Nominees.









         PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


           TROPICAL SPORTSWEAR INT'L CORPORATION 1998 ANNUAL MEETING


1. ELECTION OF DIRECTORS:          1. Michael Kagan    2. Leon H. Reinhart      [ ] FOR all nominees     [ ] WITHHOLD AUTHORITY
                                                                                    listed to the left       to vote for all
                                                                                    (except as specified      nominees listed to
                                                                                    below).                  the left.

(Instructions:  To withhold authority to vote for any indicated nominee,        [                                              ]
write the number(s) of the nominee(s) in the box provided to the right.)         ----------------------------------------------




Check appropriate box                               Date                                     NO. OF SHARES
indicate changes below:                                 -----------------------
Address Change?            [ ]  Name Change?  [ ]


                                                                                 Signatures(s) in Box
                                                                                 Please sign exactly as your name appears hereon.
                                                                                 If shares owned by more than one person, all
                                                                                 owners should sign.  Persons signing as executor,
                                                                                 administrator, trustee or in similar capacities
                                                                                 should be indicated.  If a corporation, please
                                                                                 sign in full corporate name by the president or
                                                                                 other authorized officer.  If a partnership,
                                                                                 please sign in partnership name by authorized
                                                                                 person.